Amendment to
Curian Variable Series Trust
Distribution Plan

This Amendment is made by the Curian Variable Series Trust, a Massachusetts business trust (“Trust”), to its Distribution Plan (“Plan”).

Whereas, the Plan was adopted by the Trust on behalf of the Funds listed on Schedule A to the Plan, in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended.

Whereas, pursuant to this Amendment, the Trust is amending Schedule A of the Plan to add the following new Fund (“New Fund”), to add the New Fund’s maximum 12b-1 fee, to amend the name of the following existing Fund (“Fund Name Change”), and to remove the Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund:

New Fund (effective April 28, 2014)
1)      Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund; and

Fund Name Change (effective April 28, 2014)
1)      From: Curian/Urdang International REIT Fund
  To: Curian/CenterSquare International REIT Fund.

Now Therefore, the Trust hereby amends the Plan as follows:

1.     Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.     Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Trust has caused this Amendment to be executed as of to be executed as of February 26, 2014, effective as of April 28, 2014.

Curian Variable Series Trust

By:	/s/ Angela R. Burke
Name:	Angela R. Burke
Title:	Assistant Secretary

Schedule A
List of Funds as of April 28, 2014

Fund	Maximum 12b-1 Fee
Curian Guidance – Interest Rate Opportunities Fund	None
Curian Guidance – Multi-Strategy Income Fund	None
Curian Guidance – Equity Income Fund	None
Curian Guidance – Conservative Fund	None
Curian Guidance – Moderate Fund	None
Curian Guidance – Growth Fund	None
Curian Guidance – Moderate Growth Fund	None
Curian Guidance – Maximum Growth Fund	None
Curian Guidance – Tactical Moderate Growth Fund	None
Curian Guidance – Tactical Maximum Growth Fund	None
Curian Guidance – Institutional Alt 65 Fund	None
Curian Guidance – Institutional Alt 100 Conservative Fund	None
Curian Guidance – Institutional Alt 100 Moderate Fund	None
Curian Guidance – Institutional Alt 100 Growth Fund	None
Curian Guidance – International Opportunities Conservative Fund	None
Curian Guidance – International Opportunities Moderate Fund	None
Curian Guidance – International Opportunities Growth Fund	None
Curian Guidance – Equity 100 Fund	None
Curian Guidance – Fixed Income 100 Fund	None
Curian Guidance – Real Assets Fund	None
Curian Tactical Advantage 35 Fund	.25%
Curian Tactical Advantage 60 Fund	.25%
Curian Tactical Advantage 75 Fund	.25%
Curian Dynamic Risk Advantage – Diversified Fund	.25%
Curian Dynamic Risk Advantage – Growth Fund	.25%
Curian Dynamic Risk Advantage – Income Fund	.25%
Curian/Aberdeen Latin America Fund	.25%
Curian/American Funds® Global Growth Fund	.25%
Curian/American Funds® Growth Fund	.25%
Curian/AQR Risk Parity Fund	.25%
Curian/Ashmore Emerging Market Small Cap Equity Fund	.25%
Curian/Baring International Fixed Income Fund	.25%
Curian/BlackRock Global Long Short Credit Fund	.25%
Curian/CenterSquare International REIT Fund	.25%
Curian/DFA U.S. Micro Cap Fund	.25%
Curian/DoubleLine Total Return Fund	.25%
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund	.25%
Curian/Epoch Global Shareholder Yield Fund	.25%
Curian/FAMCO Flex Core Covered Call Fund	.25%
Curian Focused International Equity Fund	.25%
Curian Focused U.S. Equity Fund	.25%
Curian/Franklin Templeton Frontier Markets Fund	.25%
Curian/Franklin Templeton Natural Resources Fund	.25%
Curian/Lazard International Strategic Equity Fund	.25%
Curian Long Short Credit Fund	.25%
Curian/Neuberger Berman Currency Fund	.25%
Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund	.25%
Curian/Nicholas Convertible Arbitrage Fund	.25%
Curian/PIMCO Credit Income Fund	.25%

A-1

Curian/PineBridge Merger Arbitrage Fund	.25%
Curian/Schroder Emerging Europe Fund	.25%
Curian/The Boston Company Equity Income Fund	.25%
Curian/T. Rowe Price Capital Appreciation Fund	.25%
Curian/UBS Global Long Short Fixed Income Opportunities Fund	.25%
Curian/Van Eck International Gold Fund	.25%

A-2